Exhibit 99.1

CHINOS HOLDINGS ANNOUNCES FILING OF REGISTRATION STATEMENT FOR PROPOSED INITIAL PUBLIC OFFERING AND NAME CHANGE TO MADEWELL GROUP, INC.

New York, NY – September 13, 2019 – Chinos Holdings, Inc. (“Chinos Holdings”) today announced that it has filed a registration statement on Form S-1 with the Securities and Exchange Commission relating to the proposed initial public offering of its common stock (the “IPO”). Chinos Holdings, Inc. will be renamed Madewell Group, Inc. prior to the completion of this offering.

The number of shares to be offered and the price range for the proposed offering have not yet been determined. Chinos Holdings expects to use the proceeds of the IPO to repay indebtedness and for general corporate purposes.

The proposed offering will be made only by means of a prospectus.  A copy of the preliminary prospectus may be obtained, when available, from the book running manager(s) of the proposed offering when identified.

A registration statement on Form S-1 relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities to be registered may not be sold nor may offers to buy be accepted prior to the time when the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Madewell

Madewell is a premium denim brand for women and men. The company currently operates 133 retail stores across the United States. Denim is at the core of the brand, complemented by everything to wear with a great pair of jeans, from easy tees and timeless outerwear to classic footwear and last-forever bags. Beyond impeccably-designed products and a unique point of view, Madewell also distinguishes itself through a number of meaningful sustainability initiatives.

Media Contact:

Jessica Liddell, ICR
Madewell@icrinc.com
203-682-8200